Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Marwynn Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Stock, $0.001 par value(1)	Rule 457(o)	2,300,000	-	$11,500,000	0.00015310	$1760.65
	Other	Warrants(3)	Rule 457(g)	-	-	-	-
	Equity	Common Stock, $0.001 par value, underlying the Underwriter’s Warrants(3)	Rule 457(o)	115,000	-	$690,000	0.00015310	$105.64
Fees previously paid						None
Total Offering Amounts						$12,190,000	0.00015310	$1,866.29
Total Fees Previously Paid								0
Total Fee Offsets								0
Net Fee Due								$1,866.29

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.
(3)

We have also agreed to issue to the Representative and its affiliates or employees warrants to purchase a number of common stock equal to 5% of the total number of shares of common stock sold in this offering, including any shares issued upon exercise of the underwriters’ over-allotment option. The underwriters’ warrants will have an exercise price per share equal to 120% of the public offering price per share in this offering and may be exercised on a cashless basis.